Exhibit 10.2

Execution Version

SALE AND CONTRIBUTION AGREEMENT

between

BLUE OWL TECHNOLOGY FINANCE CORP.,

as Seller

and

ATHENA FUNDING III LLC,

as Purchaser

Dated as of May 21, 2026

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TABLE OF CONTENTS

(continued)

Page
SECTION 7.5 Further Assurances	20
SECTION 7.6 No Waiver; Cumulative Remedies	20
SECTION 7.7 Counterparts	20
SECTION 7.8 Non-Petition	20
SECTION 7.9 Transfer of Seller’s Interest	21
SECTION 7.10 Binding Effect; Third-Party Beneficiaries and Assignability	21
SECTION 7.11 Merger and Integration	21
SECTION 7.12 Headings	21
SECTION 7.13 Electronic Signatures	21

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This SALE AND CONTRIBUTION AGREEMENT, dated as of May 21, 2026 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between BLUE OWL TECHNOLOGY FINANCE CORP., a Maryland corporation, as seller (in such capacity, the “Seller”), and ATHENA FUNDING III LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

WITNESSETH:

WHEREAS, on and after the date hereof, the Seller may, from time to time on each Conveyance Date (as defined below), sell or contribute, transfer, and otherwise convey, to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser may, from time to time on each Conveyance Date, purchase or accept a contribution of all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to the Loan Assets (as defined below) mutually agreed by the Seller and the Purchaser; and

WHEREAS, it is the Seller’s and the Purchaser’s intention that the conveyance of the Transferred Assets (as defined below) under each assignment agreement and this Agreement is a “true sale” or a “true contribution” for all purposes, such that, upon payment of the purchase price therefor or the making of a contribution, the Transferred Assets will constitute property of the Purchaser from and after the applicable transfer date;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan Financing and Servicing Agreement, dated as of May 21, 2026 (as amended, supplemented or otherwise modified and in effect from time to time, the “LFSA”), by and among the Purchaser, as borrower, Blue Owl Technology Finance Corp., as equityholder and services provider, the Lenders party thereto from time to time, the agents for each lender group from time to time party thereto, Deutsche Bank AG, New York Branch, as Facility Agent (the “Facility Agent”) and State Street Bank and Trust Company, as collateral agent (in such capacity, the “Collateral Agent”) and collateral custodian (in such capacity, the “Collateral Custodian”).

“Agreement” has the meaning set forth in the preamble hereto.

“Contribution” has the meaning set forth in Section 3.2.

“Convey” means to sell, transfer, assign, contribute, substitute or otherwise convey assets hereunder (each such Conveyance being herein called a “Conveyance”).

“Conveyance Date” means the date of a Conveyance.

“Elevation” has the meaning set forth in Section 2.4(b).

“Indemnified Amounts” has the meaning set forth in Section 2.5(a).

“Indemnified Party” has the meaning set forth in Section 2.5(a).

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Loan Asset” means each commercial loan identified on Schedule A hereto.

“Participation” has the meaning set forth in Section 2.4(a).

“Proceeds” has the meaning set forth in Section 4.1(o).

“Purchase Price” has the meaning set forth in Section 3.1(a).

“Purchaser” has the meaning set forth in the preamble hereto.

“Repurchase” has the meaning set forth in Section 2.2(a).

“Repurchase Event” means the lapse of two (2) Business Days following the receipt by the Seller of written notice from the Purchaser of the existence of any Loan Asset with respect to which any of the Seller’s representations and warranties set forth in Sections 4.1(f), (g), (h), (j), (k), (l), (p), (q) or (r) was not true and correct at the time made solely with respect to such Loan Asset as of its applicable Conveyance Date.

“Repurchase Price” has the meaning set forth in Section 3.1 (c).

“Seller” has the meaning set forth in the preamble hereto.

“Substitute Loan Asset” has the meaning set forth in Section 2.2(a).

“Substitution” has the meaning set forth in Section 2.2(a).

“Substitution Value” has the meaning set forth in Section 3.1(b).

“Transferred Asset” means each asset, including any Loan Asset, Conveyed by the Seller to the Purchaser hereunder, including with respect to each such asset, all Related Security; provided that the foregoing will exclude the Retained Interest and the Excluded Amounts.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4 Interpretation. In this Agreement, unless a contrary intention appears:

(i) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(ii) reference to any gender includes each other gender;

(iii) reference to day or days without further qualification means calendar days;

(iv) unless otherwise stated, reference to any time means New York time;

(v) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vi) reference to any agreement (including any Transaction Document or underlying instrument), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(vii) reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(viii) references to “including” mean “including, without limitation”.

SECTION 1.5 References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a) On the terms and subject to the conditions set forth in this Agreement and the LFSA, the Seller shall Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall accept such Conveyance, on the applicable Conveyance Date, all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Loan Asset then reported by the Seller on the supplement to Schedule A and the Related Security, together with all proceeds of the foregoing, but excluding any applicable Retained Interests or Excluded Amounts. For the avoidance of doubt, Schedule A, when delivered in accordance with the terms hereof, shall automatically be deemed to update any previously delivered Schedule A without the need for action or consent on the part of any Person and Schedule A is deemed to be updated with the delivery of new borrowing base calculations in connection with each applicable Conveyance of Loan Assets hereof. On each applicable Conveyance Date, the Purchaser agrees to acquire the Loan Assets set forth on Schedule A and the Related Security from the Seller and the Seller agrees to Convey such Loan Assets and Related Security to the Purchaser for the applicable Purchase Prices set forth on Schedule A.

(b) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser providing Purchaser with the full risks and benefits of ownership of the Transferred Assets. Further, it is not the intention of the Seller and the Purchaser that any Conveyance be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, to protect the Purchaser’s rights in the event that, notwithstanding the intent of the parties expressed herein, the Conveyances hereunder are characterized as secured financings and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a first priority security interest (subject only to Permitted Liens) in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing to secure an obligation of the Seller to pay over and transfer to the Purchaser any and all distributions received by the Seller (other than Excluded Amounts) in relation to the Transferred Assets from time to time, whether in cash or in kind, so that the Purchaser will receive all distributions under, proceeds of and benefits of ownership of the Transferred Assets and to secure all other obligations of the Seller hereunder. If the Conveyances hereunder shall be characterized as secured financings and not as sales and/or contributions, the Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees hereunder and under the underlying instruments, all the rights and remedies of a secured party under any applicable UCC.

(c) The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a first priority perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code. The Purchaser assumes all risk relating to nonpayment or failure by the obligors to make any distributions owed by them under the Transferred Assets. Except with respect to the representations, warranties and covenants expressly stated in this Agreement, the Seller assigns each Transferred Asset “as is,” and makes no covenants, representations or warranties regarding the Transferred Assets.

(d) In connection with this Agreement, the Seller agrees to file (or cause to be filed) on or prior to the Effective Date, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof and to keep such financing statements effective at all times during the term of this Agreement.

(e) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets Conveyed hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be requested by the Purchaser and mark its records noting the Conveyance to the Purchaser of the Transferred Assets and the Lien of the Collateral Agent pursuant to the LFSA. The Seller hereby authorizes the Purchaser or the Facility Agent to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without further acts of the Seller; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(f) Each of the Seller and the Purchaser agrees that prior to the time of Conveyance of any Loan Asset hereunder, the Purchaser has no rights to or claim of benefit from any Loan Asset (or any interest therein) owned by the Seller.

(g) The Transferred Assets acquired, transferred to and assumed by the Purchaser from the Seller shall include the Seller’s entitlement to any surplus or responsibility for any deficiency that, in either case, arises under, out of, in connection with, or as a result of, the foreclosure upon or acceleration of any such Transferred Assets (other than Excluded Amounts).

SECTION 2.2 Repurchase or Substitution of Loan Assets.

(a) The Seller may (in accordance with and subject to the requirements of the LFSA) from time to time, in its sole discretion, either (i) repurchase a Loan Asset (each, a “Repurchase”) or (ii) substitute for such Loan Asset a Collateral Loan (each, a “Substitution” and such Collateral Loan, a “Substitute Loan Asset”), in each case in accordance with and subject to the requirements of Section 7.11 of the LFSA. The Seller shall repurchase or substitute any Warranty Collateral Obligation upon the request of the Purchaser in accordance with and subject to the requirements of Section 7.12 of the LFSA. For the avoidance of doubt, any Optional Sale of Collateral Obligations by the Purchaser to the Seller or any Affiliate thereof in accordance with Section 7.11 of the LFSA shall not be required to be made pursuant to this Section 2.2.

(b) On the terms and subject to the conditions set forth in this Agreement and the LFSA, the Purchaser shall Convey to the Seller without recourse (except to the extent specifically provided herein), and the Seller shall accept such Conveyance, on the applicable Conveyance Date, all of the Purchaser’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Loan Asset then reported by the Purchaser on the supplement to Schedule A, together with all Related Security and proceeds of the foregoing. In the case of a Substitution, Seller shall then Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall accept such Conveyance, on the applicable Conveyance Date, all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Substitute Loan Asset then reported by the Purchaser on the supplement to Schedule A, together with all Related Security and proceeds of the foregoing. For the avoidance of doubt, Schedule A, when delivered in accordance with the terms hereof, shall automatically be deemed to update any previously delivered Schedule A without the need for action or consent on the part of any Person.

SECTION 2.3 Assignments. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the related underlying instruments may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase Transferred Assets) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

SECTION 2.4 Actions Pending Completion of Conveyance.

(a) Pending the receipt of any required consents to, and the effectiveness of, the sale of any Loan Assets from the Seller to the Purchaser in accordance with the applicable underlying instrument, the Seller hereby sells to the Purchaser a 100% participation in each Loan Asset to be participated hereunder as indicated in Schedule A hereto and its related right, title and interest (each, a “Participation”). The Participations will not include any rights that are not permitted to be participated pursuant to the terms of the underlying instruments. Such sale of the Participations shall be without recourse to the Seller (including with regard to collectability), except as otherwise expressly provided in the representations and warranties set forth in Article IV, and shall constitute an absolute sale of each such Participation. Each of the Participations has the following characteristics:

(i) the Participation represents an undivided participating interest in 100% of the underlying Loan Asset and its proceeds (including the Proceeds);

(ii) the Seller does not provide any guaranty of payments to the holder of the Participation or other form of recourse (except as otherwise expressly provided in the representations and warranties set forth in Article IV) or credit support;

(iii) the Participation represents a pass through of all of the payments made on the Loan Asset (including the Proceeds) and will last for the same length of time as such Loan Asset except that each Participation will terminate automatically upon the settlement of the assignment of the underlying right, title and interest of the related Loan Asset from the Seller to the Purchaser; and

(iv) the Seller holds title in such participated Loan Assets for the benefit of the Purchaser and shall exercise the same care in the administration of the participated Loan Assets as it would exercise for loans held for its own account.

(b) Each party hereto shall use commercially reasonable efforts to, as soon as reasonably practicable after the Conveyance Date (or within two (2) Business Days following the occurrence of an Unmatured Facility Termination Event or a Facility Termination Event), to elevate such Participation to an assignment and cause the Purchaser to become a lender under the underlying instrument with respect to the Seller’s interest in each Transferred Asset and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the underlying instrument and consistent with the terms of this Agreement. Such elevation is referred to herein as the “Elevation” with respect to any Participation.

(c) Pending completion of the assignment of the Seller’s interest in each Transferred Asset in accordance with the applicable underlying instruments, the Seller shall comply with any written instructions provided to the Seller by or on behalf of the Purchaser with respect to voting rights to be exercised by holders of such Transferred Assets and shall refrain from taking any action with respect to the participated Loan Assets other than as instructed by the Purchaser, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable underlying instrument (and such restrictions, requirements or prohibitions are hereby incorporated by reference as if set forth herein).

(d) Until such time as an Elevation has been effectuated with respect to each Transferred Asset, the Services Provider, on behalf of the Purchaser, shall provide to the Facility Agent, on a weekly basis, a report identifying (i) each Transferred Asset with respect to which an Elevation has been effected and (ii) each Transferred Asset with respect to which an Elevation has not been effected.

SECTION 2.5 Indemnification. (a) The Seller hereby agrees to indemnify the Purchaser and its successors, transferees, and assigns (including each Secured Party) or any of such Person’s respective shareholders, officers, employees, agents or Affiliates (each of the foregoing Persons being individually called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all costs, losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any outside counsel for any Indemnitee) (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnified Party or awarded against any Indemnified Party in favor of any Person (including the Seller) other than such Indemnified Party arising out of any material breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct in all material respects or, if qualified as to materiality or Material Adverse Effect, in all respects, on the date such representation or warranty was made; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Amounts (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Party or its reckless disregard of its duties hereunder or any Transaction Document, (ii) result from a claim brought by the Seller against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document, if the Seller has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (iii) include any punitive, indirect, consequential, special damages, lost profits or other similar damages, (iv) arise due to an Obligor’s failure to pay any amounts due under the applicable loan agreement in accordance with its terms or otherwise arise due to an Obligor’s creditworthiness, (v) include any Excluded Taxes (other than any Excluded Taxes that represent Indemnified Amounts arising out of a non-Tax claim) or (vi) include Indemnified Amounts resulting from the performance or non-performance of the Transferred Assets.

(b) If the Seller has made any payment pursuant to this Section 2.5 and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found in a final and nonappealable judgment by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to the Seller such amounts collected.

(c) Any Indemnified Amounts shall be paid by the Seller to the Facility Agent, for the benefit of the applicable Indemnified Party, within two (2) Business Days following receipt by the Seller of the Facility Agent’s written demand therefor (and the Facility Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Facility Agent of such amounts).

(d) The obligations of the Seller under this Section 2.5 shall survive the resignation or removal of the Facility Agent, the Lenders, the Collateral Agent or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Facility Agent, the Collateral Agent, any Lender, the Purchaser or the Collateral Custodian and the termination of this Agreement.

SECTION 2.6 Assignment of Rights and Indemnities. The Seller acknowledges that, pursuant to the LFSA, the Purchaser shall assign all of its right, title and interest in, to and under this Agreement, including its rights of indemnity granted hereunder, to the Collateral Agent, for the benefit of the Secured Parties. Upon such assignment, (a) the Collateral Agent, for the benefit of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn assign such rights, and (b) the obligations of the Seller under Section 2.5 and Section 2.6 shall inure to the Collateral Agent, for the benefit of the Secured Parties. The Seller agrees that, upon such assignment, the Collateral Agent, for the benefit of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in Section 2.5 and Section 2.6.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price, Substitution Value and Repurchase Price.

(a) The purchase price (the “Purchase Price”) for each Loan Asset Conveyed on each Conveyance Date shall be a dollar amount equal to the fair market value in accordance with the LFSA (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Loan Asset Conveyed as of such date.

(b) The substitution value (the “Substitution Value”) for each Substitute Loan Asset Conveyed from the Seller to the Purchaser on each Conveyance Date shall be (i) solely with respect to a Repurchase Event, the Repurchase Amount (including all Related Security related thereto) and (ii) otherwise, a dollar amount equal to the fair market value in accordance with the LFSA (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Substitute Loan Asset Conveyed as of such date.

(c) The purchase price for each Repurchase (the “Repurchase Price”) shall be (i) solely with respect to a Repurchase Event, the Repurchase Amount (including all Related Security related thereto) and (ii) otherwise, a dollar amount equal to the fair market value of the Loan Assets being Repurchased (including all Related Security related thereto), as agreed upon between the Seller and the Purchaser at the time of such Repurchase.

SECTION 3.2 Payment of Purchase Price.

(a) The Purchase Price, along with any fees from origination of the applicable Loan Asset, for the Transferred Assets Conveyed from the Seller to the Purchaser shall be paid on the related Conveyance Date (a) by payment in cash in immediately available funds and/or (b) to the extent not paid in cash, as a capital contribution by the Seller to the Purchaser (a “Contribution”).

(b) The Repurchase Price for the Loan Assets Conveyed from the Purchaser to the Seller in a Repurchase shall be paid on the related Conveyance Date (a) subject to the restrictions on the release of cash by the Purchaser under the LFSA, by payment in cash in immediately available funds and/or (b) to the extent not paid in cash, in the form of a Substitution by the Seller to the Purchaser of a Substitute Loan Asset with a Substitution Value greater than or equal to the portion of the Repurchase Price not paid in cash. To the extent that the Substitution Value of a Substitute Loan Asset exceeds the Repurchase Price of the related Loan Assets, the Purchaser shall pay a cash purchase price to the Seller equal to the amount of such excess unless the Seller elects in its sole discretion to designate such excess as a Contribution.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date and as of each Conveyance Date with respect to itself and the Transferred Assets (x) with respect to clause (g), clause (h), clause (j), clause (m), clause (n) and the first sentence of clause (o) below (such clauses, the “Bringdown Representations”), conveyed hereunder on any Conveyance Date, and (y) otherwise, that are Conveyed on such Conveyance Date (but, for the avoidance of doubt, not with respect to any Transferred Assets that were Conveyed on a prior Conveyance Date):

(a) Existence, Qualification and Power. The Seller (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby, and (iii) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

(b) Authorization; No Contravention. The execution, delivery and performance by the Seller of this Agreement and the Transaction Documents to which it is a party (in any capacity), and the consummation of the transactions contemplated by this Agreement do not and will not (a) violate (1) any provision of any law or any governmental rule or regulation applicable to it, (2) any of its Constituent Documents, or (3) any order, judgment or decree of any court or other agency of government binding on it or its properties (except where the violation could not reasonably be expected to have a Material Adverse Effect); (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its contractual obligations (except where the violation could not reasonably be expected to have a Material Adverse Effect); (c) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than Permitted Liens and any Liens created under any of the Transaction Documents in favor of the Collateral Agent for the benefit of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation.

(c) Binding Obligations. This Agreement and the Transaction Documents to which it is a party (in any capacity) have been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

(d) Governmental Authorization; Other Consents. The execution, delivery and performance by the Seller and the consummation of the transactions contemplated by this Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made by the Seller as of the Effective Date.

(e) No Adverse Proceeding; Title. There is no litigation, proceeding or investigation pending or threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Seller is a party or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect. No injunction, writ, restraining order or other order of any nature materially adversely affects the Seller’s performance of its obligations under this Agreement or any other Transaction Document to which the Seller is a party. The Seller is not (a) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f) Good and Marketable Title. The Seller owns and has good and marketable title to the Transferred Assets Conveyed to the Purchaser on the applicable Conveyance Date, which Transferred Assets were originated or acquired without any fraud or misrepresentation by the Seller or, to the best of the Seller’s knowledge (after reasonable inquiry), on the part of the applicable Obligor, and free and clear of any Lien (other than the Liens in favor of the Purchaser and the Secured Parties pursuant to the Transaction Documents and inchoate Liens arising by operation of law, Permitted Liens or any Lien that will be released prior to or contemporaneously with the applicable Conveyance) and there are no financing statements naming the Seller as debtor and covering the Transferred Assets other than any financing statements in favor of the Purchaser and the Collateral Agent for the benefit of the Secured Parties pursuant to the Transaction Documents, Permitted Liens or any Lien that will be released prior to or contemporaneously with the applicable Conveyance.

(g) Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then:

(i) this Agreement creates a valid and continuing Lien on the Seller’s right, title and interest in and to the Transferred Assets in favor of the Purchaser and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC financing statement under such article), and is enforceable as such against creditors of and purchasers from the Seller;

(ii) the Transferred Assets are comprised of instruments, security entitlements, general intangibles, accounts, certificated securities, uncertificated securities, securities accounts, deposit accounts, supporting obligations, insurance, investment property and proceeds (each as defined in the UCC) and such other categories of collateral under the UCC as to which the Seller has complied with its obligations as set forth herein;

(iii) the Seller has received all consents and approvals required by the terms of any Loan Asset to the Conveyance and granting of a security interest in the Loan Assets hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Maryland;

(iv) none of the underlying promissory notes that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; and

(v) with respect to a Transferred Asset that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, or will be delivered to the Collateral Custodian, for the benefit of the Collateral Agent and, if in registered form, has been specially Indorsed to the Collateral Agent or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent upon original issue or registration of transfer by the Seller of such certificated security, in each case, promptly upon receipt; provided that any file-stamped document, promissory note and certificates relating to any Loan Asset shall be delivered as soon as they are reasonably available; and in the case of an uncertificated security, by (A) causing the Collateral Agent to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(h) Fair Consideration; No Avoidance for Loan Asset Payments. With respect to each Transferred Asset Conveyed hereunder, the Seller Conveyed such Transferred Asset to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such Conveyance is or may be voidable or subject to avoidance under the Bankruptcy Code and the rules and regulations thereunder.

(i) Adequate Capitalization; No Insolvency. As of such date it is, and after giving effect to any Conveyance it will be, adequately capitalized for its business as proposed to be conducted in the foreseeable future and solvent and it is not entering into this Agreement or any other Transaction Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors.

(j) True Sale or True Contribution. Each Transferred Asset Conveyed hereunder shall have been Conveyed by the Seller to the Purchaser in a “true sale” or a “true contribution.”

(k) True and Complete Information. No report, financial statement, certificate or other information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished in writing by the Seller to the Purchaser in connection with the transactions contemplated hereby or delivered hereunder (in each case, as modified or supplemented by other information so furnished) contains as of their date any material misstatement of fact or omits to state any material fact necessary to make the statements therein, when taken as a whole in the light of the circumstances under which they were made, not misleading in any material respect, in each case as of the date so furnished (or, in the case of certificates, notices, reports, financial statements or similar information or records, the stated date thereof); provided that solely with respect to written or electronic information furnished by the Seller which was provided to the Seller from a third party, such information need only be true and correct in all material respects to the knowledge of the Seller (after reasonable inquiry).

(l) Transferred Assets. The information contained in Schedule A is true, correct and complete in all material respects as of each such Conveyance Date.

(m) Price of Loan Assets. Other than with respect to Repurchases or Substitutions the Seller is required to make, the Purchase Price or Substitution Value, as applicable, for each Loan Asset Conveyed hereunder represents the fair market value of such Loan Asset as of the time of Conveyance hereunder, as may have changed from the time the applicable Loan Asset was originally acquired by the Seller.

(n) Notice to Agents and Obligors. The Seller will direct any agent, administrative agent or obligor for any Loan Asset included in the Transferred Assets to remit all payments and collections with respect to such Loan Asset directly to the accounts comprising the Collection Account titled “Interest Collection Account” or “Principal Collection Account” as applicable.

(o) Proceeds. The Seller acknowledges that all Collections received by it or its Affiliates with respect to the Transferred Assets (other than Excluded Amounts) (the “Proceeds”) Conveyed to the Purchaser are held and shall be held in trust for the benefit of the Purchaser and its assignees until deposited into the Interest Collection Account or the Principal Collection Account. The Seller shall promptly, but in no event later than two (2) Business Days, remit to the Purchaser or the Purchaser’s designee any payment or any other sums relating to, or otherwise payable on account of, the Transferred Assets (other than Excluded Amounts) that the Seller receives after the applicable Conveyance Date.

(p) Collateral Loan. As of the applicable Conveyance Date, each Loan Asset was an Eligible Collateral Obligation.

(q) Selection Procedures. In selecting the Loan Assets, no selection procedures were employed which are intended to be adverse to the interests of the Lenders.

(r) Restricted Payments. The Seller shall not cause or permit the Purchaser to make any payments or distributions which would violate Section 10.16 of the LFSA.

(s) Special Purpose Entity. The Seller hereby acknowledges and agrees that the Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and that the Facility Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the LFSA in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including all steps that the Purchaser or the Facility Agent may from time to time reasonably request, to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate.

(t) No Set-Off. As of each the applicable Conveyance Date, each Loan Asset has not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller or by the Obligor thereof other than to the extent provided in the information and underlying instruments for such Loan Asset provided to the Purchaser and the Facility Agent regarding such Loan Asset, and such Loan Asset is not subject to rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification other than as provided in the underlying instruments of such Loan Asset or applicable law.

(u) Allocation of Charges. There is not any agreement or understanding between the Seller and the Purchaser (other than as expressly set forth in the LFSA or as consented to by the Facility Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On each Conveyance Date, the Seller, by accepting the proceeds of the related Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or, if already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to itself and the Transferred Assets (x) with respect to the Bringdown Representations, that are Conveyed on each Conveyance Date and (y) otherwise, that are Conveyed on such Conveyance Date (but, for the avoidance of doubt with respect to this clause (y), not with respect to any Transferred Assets that were Conveyed on a prior Conveyance Date) on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the LFSA. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Facility Agent.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full (other than as expressly survive the termination of this Agreement), unless the Purchaser otherwise consents in writing:

(a) Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Collections (if any) it receives in respect of the Loan Assets (other than Excluded Amounts) to the Interest Collection Account or the Principal Collection Account by the close of business on the second Business Day following the date such Collections are received by the Seller.

(b) Books and Records. The Seller shall maintain proper books of record and account of the transactions contemplated hereby, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions contemplated hereunder.

(c) Accounting of Purchases. Other than for consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that solely for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the Conveyance of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(d) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents or on or with respect to any of its rights in the Transferred Assets (other than the Liens in favor of the Purchaser and the Collateral Agent for the benefit of the Secured Parties pursuant to the Transaction Documents, Permitted Liens and any Lien that will be released prior to or contemporaneously with the applicable Conveyance). For the avoidance of doubt, this Section 5.1(d) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(e) Change of Name, Etc. The Seller shall not change its name, or name under which it does business, in any manner that would make any financing statement or continuation statement filed by the Seller or Purchaser pursuant hereto (or by the Facility Agent on behalf of the Seller or Purchaser) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements and, in the case of a change in jurisdiction, new financing statements.

(f) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for consolidated tax or accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Assets Conveyed or purported to be Conveyed hereunder; provided that for federal income tax reporting purposes, if the Purchaser is treated as a “disregarded entity” the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized; provided, further that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP if any consolidated financial statements of the Seller contain footnotes that the Transferred Assets have been sold or contributed to the Purchaser.

(g) Expenses. The Seller shall pay its operating expenses and liabilities from its own assets.

(h) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections of any Loan Asset into the Interest Collection Account or the Principal Collection Account.

(i) Separate Identity. The Seller acknowledges that the Facility Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the LFSA in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Accordingly, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate. The Seller shall not take any action that would cause a violation of Section 10.5 of the LFSA by the Purchaser.

(j) Delivery of Documents. With respect to each Loan Asset Conveyed to the Purchaser hereunder, the Seller shall deliver to or at the direction of the Purchaser all documents that the Purchaser, as borrower, is required to deliver with respect to such Loan Asset pursuant to Section 6.2(d) of the LFSA, as applicable, no later than the Purchaser is obligated to deliver such documents thereunder.

(k) Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all Applicable Laws, including those applicable to the Loan Assets and all proceeds thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(l) Maintenance of Existence and Conduct of Business. The Seller shall do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect.

(m) Compliance with Sanctions. The Seller shall not directly or knowingly indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person or entity, to fund or facilitate (i) any activities of or business with any Sanctions Target, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that, in each case, would result in a violation by any Person that is a party to this agreement of Sanctions.

(n) Compliance with Anti-Money Laundering. The Seller is in compliance with, in all material respects, all applicable Anti-Money Laundering Laws. Each of this clause (n) and the forgoing clause (m) applies only to the extent that compliance does not result in a violation of applicable blocking or anti-boycott laws (including, without limitation, the Council Regulation (EC) No 2271/96 and/or section 7 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz))).

(o) Proceedings. The Seller shall furnish to the Facility Agent, as soon as possible and in any event within three (3) Business Days after the Seller receives notice or obtains actual knowledge thereof (after reasonable inquiry), notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral or the Seller, in each case, which could reasonably be expected to cause a material adverse effect.

(p) Information. The Seller (i) will not furnish any such information to the Purchaser in connection with this Agreement or any transaction contemplated hereby that it knows (after reasonable inquiry) to be incorrect at the time such information is furnished in any material respect and (ii) will inform the Purchaser and the Facility Agent of any such information which it found after such information was furnished to be incorrect in any material respect when furnished.

SECTION 5.2 Covenant of the Purchaser. The Purchaser hereby covenants and agrees with the Seller that, from the date hereof until the termination of this Agreement, unless the Seller otherwise consents in writing, the Purchaser shall comply with Section 9(j) of the Purchaser’s Amended and Restated Limited Liability Company Agreement dated as of May 21, 2026.

ARTICLE VI

CONDITIONS PRECEDENT

SECTION 6.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets Conveyed on the Effective Date and any other Conveyance Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect,” shall be true and correct on and as of such date and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects or as so qualified, as applicable) as of such earlier date;

(b) The Seller shall have performed in all material respects all other obligations required to be performed by it pursuant to the provisions of this Agreement, the underlying instruments and the other Transaction Documents to which it is a party as of such date;

(c) The Seller shall have either filed, caused to be filed or confirmed the filing of the financing statement(s) required to be filed pursuant to Section 2.1(d); and

(d) All organizational and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Facility Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 7.2 Governing Law: Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York County in any action or proceeding, whether in contract, tort or otherwise and whether at law or in equity, arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, whether in contract, tort or otherwise and whether at law or in equity. The parties hereto agree that a final judgment in any such action or proceeding, whether in contract, tort or otherwise and whether at law or in equity, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SELLER, THE PURCHASER OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

SECTION 7.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic communication) and shall be personally delivered or sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges paid, by electronic mail (“e-mail”) or by hand delivery, to the intended party at the address of such party set forth below:

(a) in the case of the Purchaser, as provided under the LFSA;

(b) in the case of the Seller as provided under the LFSA.

(in each case, with a copy to the Facility Agent at the address for notice provided under the LFSA).

All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by e-mail, when received.

SECTION 7.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 7.5 Further Assurances.

(a) The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Transferred Assets, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Assets for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(b) The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(c) The Seller shall furnish to the Collateral Agent and the Facility Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Facility Agent’s request) or the Facility Agent may reasonably request, all in reasonable detail.

SECTION 7.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Facility Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 7.7 Counterparts. This Agreement may be executed in two or more counterparts including electronic transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.8 Non-Petition. The Seller covenants and agrees that, prior to the date that is one year (or, if longer, any applicable preference period) and one day after the payment in full of all Obligations (other than contingent reimbursement and indemnification obligations which are unknown, unmatured and for which no claim has been made), no party hereto shall institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law. This Section 7.8 shall survive termination of the Agreement.

SECTION 7.9 Transfer of Seller’s Interest. With respect to each transfer of a Transferred Asset on any Conveyance Date, (i) the Purchaser shall, as to each Transferred Asset, be a party to the relevant underlying instruments and have the rights and obligations of a lender thereunder, and (ii) the Seller shall, to the extent provided in this Agreement, and the applicable underlying instruments, relinquish its rights and be released from its obligations, as to each Transferred Asset. The obligors or agents on the Transferred Asset were or will be notified of the transfer of the Transferred Asset to the Purchaser to the extent required under the applicable underlying instruments. The Collateral Custodian will have possession of the related underlying instrument (including the underlying promissory notes, if any).

SECTION 7.10 Binding Effect; Third-Party Beneficiaries and Assignability. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Collateral Agent, for the benefit of the Secured Parties, and the Facility Agent are each intended by the parties hereto to be an express third-party beneficiary of this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller without the prior written consent of the Facility Agent.

SECTION 7.11 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

SECTION 7.12 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 7.13 Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

BLUE OWL TECHNOLOGY FINANCE CORP., as Seller

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Chief Operating Officer

ATHENA FUNDING III LLC, as Purchaser

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: President

[Signature Page to Sale and Contribution Agreement]

Schedule A

SCHEDULE OF LOAN ASSETS

None.